SCHEDULE A
TO THE ADVISORY AGREEMENT
JPMORGAN TRUST I
(Amended as of February 15, 2007)

Money Market Funds

		Advisory Fee as a percentage of average daily net assets

Prior Name	Current Name	Pre-February 18, 2005	Post-February 18, 2005

JPMorgan 100% U.S. Treasury Securities Money Market Fund	JPMorgan 100% U.S. Treasury Securities Money Market Fund	0.10	0.08

JPMorgan California Tax Free Money Market Fund	JPMorgan California Municipal Money Market Fund	0.10	0.08

JPMorgan Federal Money Market Fund	JPMorgan Federal Money Market Fund	0.10	0.08

JPMorgan New York Tax Free Money Market Fund	JPMorgan New York Municipal Market Fund	0.10	0.08

JPMorgan Prime Money Market Fund	JPMorgan Prime Money Market Fund	0.10	0.08

JPMorgan Tax Free Money Market Fund	JPMorgan Tax Free Money Market Fund	0.10	0.08

Equity Funds

		Advisory Fee as a percentage of average daily net assets

Prior Name	Current Name	Pre-February 18, 2005	Post-February 18, 2005

JPMorgan Capital Growth Fund	JPMorgan Capital Growth Fund	0.40	0.40

JPMorgan Disciplined Equity Fund	JPMorgan Disciplined Equity Fund	0.25	0.25

JPMorgan Diversified Fund	JPMorgan Diversified Fund	0.55	0.55

JPMorgan Dynamic Small Cap Fund	JPMorgan Dynamic Small Cap Fund	0.65	0.65

JPMorgan Fleming Asia Equity Fund	JPMorgan Asia Equity Fund	1.00	1.00

JPMorgan Fleming Emerging Markets Equity Fund	JPMorgan Emerging Markets Equity Fund	1.00	1.00

JPMorgan Fleming International Equity Fund	JPMorgan International Equity Fund	1.00	0.80

JPMorgan Fleming International Growth Fund	JPMorgan International Growth Fund	1.00	0.80

JPMorgan Fleming International Opportunities Fund	JPMorgan International Opportunities Fund	0.60	0.60

JPMorgan Fleming International Small Cap Equity Fund	JPMorgan International Small Cap Equity Fund	1.00	1.00

JPMorgan Fleming International Value Fund	JPMorgan International Value Fund	0.60	0.60

		Advisory Fee as a percentage of average daily net assets

Prior Name	Current Name	Pre-February 18, 2005	Post-February 18, 2005

JPMorgan Fleming Intrepid European Fund	JPMorgan Intrepid European Fund	0.65	0.65

JPMorgan Fleming Japan Fund	JPMorgan Japan Fund	1.00	1.00

JPMorgan Fleming Tax Aware International Opportunities Fund and JPMorgan Tax Aware International Opportunities Fund	JPMorgan Intrepid International Fund (this name change effective 12/15/2005)	0.85	0.85

JPMorgan Growth and Income Fund	JPMorgan Growth and Income Fund	0.00	0.40

JPMorgan Intrepid America Fund	JPMorgan Intrepid America Fund	0.65	0.65

JPMorgan Intrepid Growth Fund	JPMorgan Intrepid Growth Fund	0.65	0.65

JPMorgan Intrepid Investor Fund and JPMorgan Intrepid Contrarian Fund	JPMorgan Intrepid Multi-Cap Fund (this name change effective as of 4/10/06)	0.65	0.65

JPMorgan Intrepid Value Fund	JPMorgan Intrepid Value Fund	0.65	0.65

JPMorgan Market Neutral Fund	JPMorgan Market Neutral Fund	1.50	1.25

JPMorgan Mid Cap Equity Fund	JPMorgan Mid Cap Equity Fund	0.65	0.65

JPMorgan Small Cap Equity Fund	JPMorgan Small Cap Equity Fund	0.65	0.65

JPMorgan Tax Aware Disciplined Equity Fund	JPMorgan Tax Aware Disciplined Equity Fund	0.35	0.35

JPMorgan Tax Aware Large Cap Growth Fund	JPMorgan Tax Aware Large Cap Growth Fund	0.40	0.40

JPMorgan Tax Aware Large Cap Value Fund	JPMorgan Tax Aware Large Cap Value Fund (to be renamed JPMorgan Equity Income II Fund as of 9/15/06)	0.40	0.40

JPMorgan Tax Aware U.S. Equity Fund	JPMorgan Tax Aware U.S. Equity Fund	0.45	0.45

JPMorgan Trust Small Cap Equity Fund	JPMorgan Small Cap Core Fund	0.65	0.65

JPMorgan U.S. Equity Fund	JPMorgan U.S. Equity Fund	0.40	0.40

JPMorgan U.S. Small Company Fund	JPMorgan U.S. Small Company Fund	0.60	0.60

* Prior to March 18, 2005, JPMorgan Growth and Income Fund invested in the Growth and Income Portfolio master fund and did not pay advisory fees at the Fund level.

Name	Advisory Fee as a percentage of average daily net assets

JPMorgan China Region Fund	1.25%

JPMorgan Global Focus Fund	0.80%

JPMorgan Strategic Appreciation Fund	0.70%

JPMorgan Strategic Preservation Fund	0.60%

JPMorgan India Fund	1.25%

JPMorgan Latin America Fund	1.00%

JPMorgan Micro Cap Fund	1.25%

JPMorgan Russia Fund	1.25%

Name	Advisory Fee as a percentage of average daily net assets

JPMorgan Tax Aware Core Equity Fund	0.45%

JPMorgan Tax Aware Diversified Equity Fund	0.35%

JPMorgan U.S. Large Cap Core Plus Fund	1.00%

JPMorgan Value Advantage Fund	0.65%

Highbridge Statistical Market Neutral Fund	1.75%

JPMorgan Intrepid Long/Short Fund	1.25%

JPMorgan Strategic Small Cap Value Fund	1.00%

JPMorgan International Realty Fund	0.90%

Fixed Income Funds

		Advisory Fee as a percentage of average daily net assets

Prior Name	Current Name	Pre-February 18, 2005	Post-February 18, 2005

JPMorgan Bond Fund	JPMorgan Bond Fund	0.30	0.30

JPMorgan California Bond Fund	JPMorgan California Tax Free Bond Fund	0.30	0.30

JPMorgan Enhanced Income Fund	JPMorgan Enhanced Income Fund	0.25	0.25

JPMorgan Fleming Emerging Markets Debt Fund	JPMorgan Emerging Markets Debt Fund	0.70	0.70

JPMorgan Global Strategic Income Fund	JPMorgan Strategic Income Fund (this name change effective as of 6/16/06)	0.45	0.45

JPMorgan Intermediate Tax Free Income Fund	JPMorgan Intermediate Tax Free Bond Fund	0.30	0.30

JPMorgan New York Intermediate Tax Free Income Fund	JPMorgan New York Tax Free Bond Fund	0.30	0.30

JPMorgan Short Term Bond Fund	JPMorgan Short Term Bond Fund	0.25	0.25

JPMorgan Short Term Bond Fund II	JPMorgan Short Term Bond Fund II	0.25	0.25

JPMorgan Tax Aware Enhanced Income Fund	JPMorgan Tax Aware Enhanced Income Fund	0.25	0.25

JPMorgan Tax Aware Short-Intermediate Income Fund	JPMorgan Tax Aware Short-Intermediate Income Fund	0.25	0.25

Name	Advisory Fee as a percentage of average daily net assets

JPMorgan International Currency Income Fund	0.55%

JPMorgan Real Return Fund	0.35%

JPMorgan Tax Aware Real Return Fund	0.35%

JPMorgan Tax Aware Real Return SMA Fund	0.00%

JPMorgan Income Builder Fund	0.45%

JPMorgan SmartRetirement Funds

Name	Advisory Fee as a percentage of average daily net assets

JPMorgan SmartRetirement Income Fund	0.00%

JPMorgan SmartRetirement 2010 Fund	0.00%

JPMorgan SmartRetirement 2015 Fund	0.00%

JPMorgan SmartRetirement 2020 Fund	0.00%

JPMorgan SmartRetirement 2025 Fund (effective upon the effectiveness of the Fund’s registration statement)	0.00%

JPMorgan SmartRetirement 2030 Fund	0.00%

JPMorgan SmartRetirement 2035 Fund (effective upon the effectiveness of the Fund’s registration statement)	0.00%

JPMorgan SmartRetirement 2040 Fund	0.00%

JPMorgan SmartRetirement 2045 Fund (effective upon the effectiveness of the Fund’s registration statement)	0.00%

JPMorgan SmartRetirement 2050 Fund (effective upon the effectiveness of the Fund’s registration statement)	0.00%

*          *          *          *          *

JPMorgan Trust I

By:

Name:

Title:

J.P. Morgan Investment Management Inc.

By:

Name:

Title: